UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2016

Park City Group, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

299 South Main Street, Suite 2370 Salt Lake City, Utah 84111
(Address of principal executive offices)
(435) 645-2100
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 19, 2016, the Board of Directors of Park City Group, Inc. (the “Company”) approved an amendment to and restatement of the Company’s current bylaws, a copy of which is attached hereto as Exhibit 3.1 (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws (i) add procedures by which the Company’s shareholders may propose items at the Company’s annual meeting of shareholders, (ii) modify the provision governing the size of the Company’s Board of Directors, and (iii) add a new provision requiring that, unless the Company consents in writing to the selection of an alternative forum, the state courts (and, in some cases, the federal courts) located within the State of Nevada shall be the sole and exclusive forum for certain types of litigation including (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Nevada Revised Statutes, the Company's Articles of Incorporation or the Amended and Restated Bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text thereof, filed as Exhibit 3.1 to this Current Report on Form 8-K, which exhibit is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park City Group, Inc.

Date: October 21, 2016	By:	/s/ Edward L. Clissold
Edward L. Clissold
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Park City Group, Inc., dated October 19, 2016